Exhibit (h)(3)(xviii)
SCHEDULE A
TO THE EXPENSE LIMITATION AGREEMENT FOR
CERTAIN SERIES OF ALLIANZ FUNDS MULTI-STRATEGY TRUST
Revised as of April 1, 2014
New Funds

Expense
	Limitation	Recoupment Period
Fund Name	Expiration Date	Expiration Date
AllianzGI Behavioral Advantage Large Cap Fund	03/31/15	11/30/18
AllianzGI Best Styles Global Equity Fund	03/31/15	11/30/18
AllianzGI China Equity Fund	03/31/15	11/30/18
AllianzGI Convertible Fund**	03/31/14	11/30/17
AllianzGI Disciplined Equity Fund	03/31/15	11/30/18
AllianzGI Dynamic Emerging Multi-Asset Fund	03/31/15	11/30/18
AllianzGI Global Allocation Fund**	03/31/15	11/30/18
AllianzGI Global Fundamental Strategy Fund	03/31/15	11/30/18
AllianzGI Global Growth Allocation Fund	03/31/15	11/30/18
AllianzGI Global Managed Volatility Fund	03/31/15	11/30/18
AllianzGI Global Water Fund*	03/31/14	11/30/17
AllianzGI High Yield Bond Fund**	03/31/14	11/30/17
AllianzGI International Small-Cap Fund**	03/31/15	11/30/18
AllianzGI Micro Cap Fund**	03/31/15	11/30/18
AllianzGI Multi-Asset Real Return Fund	03/31/15	11/30/18
AllianzGI NFJ Emerging Markets Value Fund	03/31/15	11/30/18
AllianzGI NFJ Global Dividend Value Fund	03/31/15	11/30/18
AllianzGI NFJ International Small-Cap Value Fund	03/31/15	11/30/18
AllianzGI NFJ International Value II Fund	03/31/15	11/30/18
AllianzGI Redwood Fund	03/31/15	11/30/18
AllianzGI Short Duration High Income Fund	03/31/15	11/30/18
AllianzGI Structured Alpha Fund	03/31/15	11/30/18
AllianzGI Ultra Micro Cap Fund**	03/31/14	11/30/17
AllianzGI U.S. Equity Hedged Fund	03/31/15	11/30/18
AllianzGI U.S. Small-Cap Growth Fund	03/31/15	11/30/18

*	No expense limitation applied to the AllianzGI Global Water Fund from 12/1/08 through 3/31/10.

**	The waiver period under this Agreement commences as of April 1, 2011 for the noted Funds. Prior to that, the noted New Funds were subject to the terms of separate Expense Limitation Agreements dated April 20, 2009 (for AllianzGI Global Allocation Fund) and March 31, 2010 (for the other noted New Funds). The amount of any recoupment of fees under such prior agreement with respect to a given year shall be deemed to reduce the amount of recoupment payable to the Manager under this Agreement with respect to such year.
[Signature page follows.]
[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By: Name:	/s/ Julian F. Sluyters Julian F. Sluyters
Title:	President

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By: Name:	/s/ Julian F. Sluyters Julian F. Sluyters
Title:	Managing Director
[Schedule A to Expense Limitation Agreement – Signature Page]